UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

AMENDMENT NO. 1 to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 2, 2005

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned hereby amends Item 9.01 of the registrant’s Current Report on Form 8-K, dated December 8, 2005, to read in its entirety as set forth below.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired – the Stations.

Report of Independent Registered Public Accounting Firm, dated November 18, 2005*

Audited Financial Statements for year ended February 28, 2005*

Combined Balance Sheet

Combined Statement of Operations

Combined Statement of Changes in Combined Equity

Combined Statement of Cash Flows

Notes to Combined Financial Statements

Unaudited Financial Statements for six months ended August 31, 2004 and 2005*

Combined Condensed Balance Sheet

Combined Condensed Statement of Operations

Combined Condensed Statement of Changes in Combined Equity

Combined Condensed Statement of Cash Flows

Notes to Combined Condensed Financial Statements

(b)	Pro Forma Financial Information.

        It is impracticable for the Company to provide the required pro forma financial information at the time this Current Report on Form 8-K is filed. The required pro forma financial information will be filed as soon as practicable but in no event later than February 20, 2006.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(4)	Amended and Restated Credit Agreement, dated December 2, 2005, among Journal Communications, Inc., certain subsidiaries thereof from time to time party thereto, the financial institutions party thereto, Suntrust Bank, as syndication agent, Bank of America, N.A., as co-documentation agent, Wachovia Bank, National Association, as co-documentation agent, and U.S. Bank, N.A. as administrative agent.*

(23)	Consent of Independent Registered Public Accounting Firm.

*Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: December 9, 2005	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President and General Counsel

JOURNAL COMMUNICATIONS, INC.
Exhibit Index to Current Report on Form 8-K
Dated December 2, 2005

Exhibit
Number

(4)	Amended and Restated Credit Agreement, dated December 2, 2005, among Journal Communications, Inc., certain subsidiaries thereof from time to time party thereto, the financial institutions party thereto, Suntrust Bank, as syndication agent, Bank of America, N.A., as co-documentation agent, Wachovia Bank, National Association, as co-documentation agent, and U.S. Bank, N.A. as administrative agent.*

(23)	Consent of Independent Registered Public Accounting Firm.

*Previously filed.